UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 22, 2017

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 6th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On November 22, 2017, Plymouth Industrial REIT, Inc. (the “Company”) reinstated and amended a purchase and sale agreement, which it had previously terminated (the “Midwest Portfolio Agreement”), with unrelated third-parties to purchase fifteen (15) industrial properties, with approximately 3,027,987 square feet of rentable space, for an aggregate purchase price of approximately $101,500,000. Thirteen (13) of the properties are located in the Chicago, Illinois area and the other two of which are located in the greater Milwaukee, Wisconsin area. The acquisition is expected to close on or about November 30, 2017, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending acquisition will be consummated on the terms described herein, or at all. The earnest money deposit under the Midwest Portfolio Agreement is $2,000,000, $1,000,000 of which was delivered on November 14, 2017 and the other $1,000,000 was delivered on November 22, 2017. The deposit is not refundable unless the closing does not occur as a result of the sellers’ failure to satisfy certain conditions under the agreement. The Midwest Portfolio Agreement contains customary representations, warranties and covenants of the parties. During the period of nine (9) months from the date of recordation of the deed, the seller has agreed to indemnify the Company for any breaches of its representations, warranties and covenants under the agreement up to an aggregate amount of $3,000,000.

The purchase price consists of $20.3 million in cash and a loan of $81.2 million from an affiliate of the sellers.

A copy of the Midwest Portfolio Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Edlen Peachtree Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Midwest Portfolio Agreement.

Item 7.01	Regulation FD Disclosure.

The press release related to matters described above is attached hereto as Exhibit 99.1.

Such information is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Agreement of Purchase and Sale dated as of November 10, 2017, by and among Plymouth Industrial REIT, Inc. and the Sellers named therein.

10.2	Reinstatement of and Amendment to Agreement of Purchase and Sale, dated as of November 22, 2017, by and among Plymouth Industrial REIT, Inc. and BIGS Holdings LLC

99.1	Press Release dated November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: November 29, 2017	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Purchase and Sale dated as of November 10, 2017, by and among Plymouth Industrial REIT, Inc. and the Sellers named therein.

10.2	Reinstatement of and Amendment to Agreement of Purchase and Sale, dated as of November 22, 2017, by and among Plymouth Industrial REIT, Inc. and BIGS Holdings LLC

99.1	Press Release dated November 29, 2017